                               [GRAPHIC OMITTED]
                       THE BANK OF NEW YORK MELLON

                               THE CODE OF CONDUCT

Our Code of Conduct provides the framework to maintain the highest standards of professional conduct. The Code of Conduct is a statement of the Company's values and ethical standards, and all employees and directors are required to adhere to its principles to ensure that we protect our most valuable asset, the reputation of The Bank of New York Mellon Corporation and its subsidiaries (the Company).

THROUGH THE CODE OF CONDUCT, WE ARE GUIDED BY THE FOLLOWING PRINCIPLES:

o     Compliance with all applicable laws, regulations, policies and procedures is essential to our success and is required of every employee and director.

o     All of our decisions and acts are proper, in terms of our own sense of integrity and how these acts might appear to others.

o     Our interactions with present or prospective customers, suppliers, government officials, competitors, and the communities we serve comply with applicable legal requirements and follow the highest standards of business ethics.

o     We are honest, trustworthy, and fair in all of our actions and relationships with, and on behalf of, the Company.

o     Our books and records are maintained honestly, accurately, and in accordance with acceptable accounting practices.

o     We avoid situations in which our individual personal interests conflict, may conflict or may appear to conflict with the interests of the Company or its customers.

o     We secure business based on an honest, competitive market process, which contributes to the Company's earnings by providing customers with appropriate financial products and services.

o     We maintain the appropriate level of confidentiality at all times with respect to information or data pertaining to customers, suppliers, employees or the Company itself.

o     We protect and help maintain the value of the Company's assets, including facilities, equipment, and information.

o     We act professionally and respect the dignity of others.

o     We contribute to the effectiveness of the Code of Conduct by notifying management, or the non-management directors, whenever violations or possible violations are observed or suspected.

JULY 2007                               1
Employees and directors must apply the principles of the Code of Conduct in all of their business dealings and in every aspect of their employment by, or directorship of, the Company. The principles apply to all forms of communication, including voice, written, e-mail, and the Internet.

Employees and directors must consider their actions in light of how they might be interpreted by others and whether they are behaving appropriately and performing in the best overall interests of the Company. Compliance with the spirit and the letter of the Code of Conduct is critical and required. The Code of Conduct is set forth below. More extensive direction to help employees understand and apply the principles of the Code of Conduct is provided in the
Interpretive Guidance, which is also required reading for all employees.

AVOIDING CONFLICTS OF INTEREST
   Employees and directors must make all business decisions for the Company free of conflicting outside influences. Employee and director conflicts of interest, or potential conflicts of interest, must be identified and addressed appropriately. Employees are subject to restrictions with respect to compensation offered and received, gifts and entertainment presented and received, personal fiduciary appointments, acceptance of bequests, outside employment and other affiliations, signing authority on accounts at the
   Company, and holding a political office. Employees are required to disclose conflicts and potential conflicts in the above categories, as well as conflicting or potentially conflicting relationships with customers, prospects, suppliers, and other employees. Senior managers must review disclosures and determine whether individual employee situations are acceptable because they do not present a conflict of interest for the
   Company. Directors are required to disclose their potential conflicts of interest to the Chief Executive Officer or the General Counsel for their review.

PROPER USE AND CARE OF INFORMATION AND PROPER RECORD KEEPING
   The Company recognizes its obligation to shareholders, customers, and employees to ensure the protection, confidentiality, and integrity of all forms of data and information entrusted to it; employees and directors must maintain this confidentiality, even after they leave the Company. Employees and directors must also prevent misuse of confidential information, such as improper insider trading, trading upon material non-public information, and disclosing confidential information.

   All entries made to books and records must be accurate and in accordance with established accounting and record-keeping procedures and sound accounting controls. Books and records must also be retained, as required, to comply with document retention requirements. Periodic reports submitted to the
   Securities and Exchange Commission, other regulators, management, and the public must reflect full, fair, accurate, timely, and understandable disclosure of the Company's financial condition.

JULY 2007                          2

DEALINGS WITH CUSTOMERS, PROSPECTS, SUPPLIERS, AND COMPETITORS
   All dealings with customers, prospects, suppliers, and competitors must be conducted in accordance with law and on terms that are fair and in the best interests of the Company. Decisions concerning placement of the Company's business with current or prospective customers and suppliers must be based solely on business considerations. Employees and directors must not allow personal relationships with current or prospective customers or suppliers to influence business decisions. Each employee who conducts business with customers, and who approves or can influence customer transactions must read and comply with the Company's Know Your Customer Policies and Procedures.
   Employees must be mindful of potential or actual conflicts of interests, inside or outside of the Company, that may influence business decisions or otherwise interfere with the performance of their particular responsibilities at the Company and their duties to customers. Employees must comply with all laws and regulations pertaining to anti-money laundering, record keeping, antitrust, fair competition, anti-racketeering, and anti-bribery applicable in the United States or non-U.S. locations where the Company does business.

DOING BUSINESS WITH THE GOVERNMENT
   The Company conducts business with various national and local governments and with government-owned entities. While employees must always follow the highest standards of business ethics with all customers, employees should be aware that there are special rules that apply to doing business with a government. Some practices that are acceptable when a private company is the client, such as nominal gifts or entertainment, may cause problems, or in some cases be a violation of a law, when working with governments or government agencies. All employees and directors involved in any part of the process of soliciting from or providing service to a government entity have special obligations to follow Company policies regarding "Doing Business with the Government." These policies also apply in circumstances where employees are supervising the work of third parties, such as consultants, agents or suppliers. Employees who have responsibilities for recruitment or hiring decisions must follow applicable laws regarding hiring former government officials, their family members or lobbyists.

TREATING PEOPLE FAIRLY AND WITH RESPECT
   It is the Company's policy to treat people fairly and with respect. All employees and directors must deal with present and prospective customers, suppliers, visitors, and other employees without any discrimination because of race, color, creed, religion, sex, national origin, ancestry, citizenship status, age, marital status, sexual orientation, physical or mental disability, veteran status, liability for service in the Armed Forces of the
   United States or any other classification prohibited by applicable law.
   Managers must create an environment free of hostility, harassment, discrimination, and intimidation. Managers and other employees who violate laws or the Company's policies requiring fairness and respectful treatment of others are subject to consequences that may include disciplinary action up to and including termination of employment. Any employee or director who believes that he or she has been the subject of harassment or discrimination, or who believes that an act of harassment or discrimination has occurred with respect to another employee or director, is encouraged to report the perceived violation.

COMPLIANCE WITH THE LAW
   Employees and directors of the Company must not participate in any illegal or criminal activity. Any employee who has been formally accused of, convicted of or pleaded guilty to a felony, or has been sanctioned by a regulatory agency must report immediately such information in writing to the Director of
   Human Resources.

JULY 2007                          3

   Employees and directors must also respond to specific
   inquiries from the Company's independent public accounting firm and the
   Company's regulators. Employees and directors must protect the Company's assets in whatever ways are appropriate to maintain their value to the
   Company. Employees and directors must take care to use facilities, furnishings, and equipment properly and to avoid abusive, careless, and inappropriate behavior that may destroy, waste or cause the deterioration of
   Company property.

   Employees should be aware of the laws and regulations applicable to the
   Company. These include, for example, the Bank Secrecy Act, the Bank Bribery
   Act, the Foreign Corrupt Practices Act, Sections 23A and 23B of the Federal
   Reserve Act (Regulation W), Federal Reserve Regulation O, the Securities
   Exchange Act of 1934, the Gramm-Leach-Bliley Act, the Sarbanes-Oxley Act of
   2002, Federal Fair Lending Laws, the Fair Credit Reporting Act, the Community
   Reinvestment Act, U.S. Economic Sanctions Laws, the USA PATRIOT Act,
   Antitrust Laws, the Bank Holding Company Act - Laws and Regulations Regarding
   Tie-In Arrangements, U.S. Antiboycott Laws and Regulations, the Employee
   Retirement Income Security Act of 1974 (ERISA), Title VII of the Civil Rights
   Act, the Age Discrimination in Employment Act, the Americans with
   Disabilities Act, the Family and Medical Leave Act, and the Uniform Services
   Employment and Reemployment Rights Act, all of which are summarized in the
   Appendix A of the Code of Conduct. Training is conducted to ensure that key managers are familiar with these laws and regulations and understand their responsibility to promote compliance by their staff members.

Every possible situation cannot be anticipated in the Code of Conduct, so employees, or directors, who are uncertain about any aspect of the Code of
Conduct or how it should be applied or interpreted, are encouraged to discuss the question with their manager, the Chief Compliance and Ethics Officer, the
General Counsel or the Director of Human Resources. An employee or director who compromises or violates the law, and any employee who violates the Company's policies relating to the conduct of its business or the ethical standards contained in the Code of Conduct, is subject to corrective action, up to and including dismissal from employment or directorship at the Company and, in some cases, may also be subject to criminal or civil proceedings under applicable laws.

The Code of Conduct is published on the Company's Intranet site that is accessible to most employees. The Company also distributes a copy of the Code of
Conduct annually to each employee either electronically or in hardcopy. Managers must review the Code of Conduct annually with their staff members. The Code of
Conduct is also included in the materials given to new employees by Human
Resources. Certain employees are required to annually complete a Code of Conduct
Questionnaire and Affiliation Record and to certify that they recognize their responsibility to comply with the Code of Conduct. Managers must review the
Questionnaire and Affiliation Record responses of employees on their staff and determine whether they are satisfactory, require further review by more senior managers or require corrective action.
Material changes to the Code of Conduct will be communicated to employees and directors promptly. Waivers of Code of Conduct requirements for executive officers and directors of the Company will be considered and, if appropriate, granted by the Board or a Board committee and disclosed.

All employees and directors are encouraged strongly to assist management in its efforts to ensure that the Code of Conduct is being followed by all employees
(i.e., colleagues, staff members and superiors) and directors. Employees or directors observing or suspecting a breach of the Code of Conduct or any law, regulation or other Company policy by another employee or director in connection with that other employee's or

JULY 2007                          4

director's  conducting business for the Company, must report the breach and describe the  circumstances  to  management  or to the  non-management  director designated  to  receive  complaints  via  mail  or  e-mail.  Alternatively,  the observing or suspecting  employee or director can call the Employee  Ethics Help
Line or the Ethics Hot Line (Ethics  Point),  both of which allow for  anonymous communication.

All reports are treated as confidential to the extent consistent with the appropriate investigation. Senior officers or the non-management director will investigate all matters reported and determine whether remedial action and notification to regulators or law enforcement is appropriate. Failure to fully cooperate with an internal investigation may result in disciplinary actions up to and including termination. Retaliation of any kind against any employee or director who makes a good faith report of an observed or suspected violation of the Code of Conduct or any law, regulation or Company policy is prohibited. All employees must respect the need for enforcement of the Code of Conduct and the importance of the disclosure of suspected violations.

OPTIONS FOR REPORTING
   Reports of suspected or actual breaches of law, regulation or the Code of
   Conduct may be made to the employee's manager, a more senior manager in the business, the Chief Compliance and Ethics Officer, the General Counsel or the
   Director of Human Resources. Such reports may be made orally or in writing and will be treated as confidential to the extent consistent with appropriate investigation and remedial action. Reports can also be made via email at
   ethics@bnymellon.com or by calling the Company Ethics Help Line using the following phone numbers:
o  United States and Canada: 1-888-635-5662
o  Europe: 00-800-710-63562
o  Brazil: 0800-891-3813
o  Australia: 0011-800-710-63562
o  Asia: 001-800-710-63562 (except Japan)
o  Japan: appropriate international access code + 800-710-63562
o  All other locations: call collect to 412-236-7519

   If desired, Employees may call the Ethics Help Line anonymously, as calls to the Ethics Office do NOT display a caller's identification.

   If employees are uncomfortable speaking with a representative of the Company directly, they may choose to contact the Ethics Hot Line (Ethics Point), an independent hotline provider, via the web at http://www.ethicspoint.com (the site is hosted on Ethics Point's secure servers and is not part of the
   Company's web site or intranet) or by calling the Ethics Hot Line (Ethics
   Point) at:

o  United States and Canada: 1- 866-294-4696
o  Outside the United States dial the following AT&T Direct Access Number for your country and carrier, then 866-294-4696
-  United Kingdom: British Telecom 0-800-89-0011; C&W 0-500-89-0011;
   NTL 0-800-013-0011
-  India 000-117
-  Brazil:  0-800-890-0288
-  Ireland: 1-800-550-000; Universal International Freephone 00-800-222-55288
-  Japan: IDC 00 665-5111; JT 00 441-1111; KDDI 00 539-111
-  Australia: Telstra 1-800-881-011; Optus 1-800-551-155
-  Hong Kong: Hong Kong Telephone 800-96-1111;
-  New World Telephone 800-93-2266
-  Singapore: Sing Tel 800-011-1111; StarHub 800-001-0001

JULY 2007                          5

   Reports may also be made to an independent Director of the Board who has been designated to receive such reports. Employees may contact the independent
   Director via mail addressed to The Bank of New York Mellon Corporation, Inc.,
   Church Street Station, P.O. Box 2164, New York, New York 10008-2164, Attn:
   Non-Management Director, or via e-mail to
   non-managementdirector@bnymellon.com.

JULY 2007                          6

                             THE BANK OF NEW YORK MELLON

                       PERSONAL SECURITIES TRADING POLICY

                                  NOVEMBER 2007

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TABLE OF CONTENTS
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TOPIC                                                                            PAGE(S)
CHIEF EXECUTIVE OFFICER'S LETTER                                                    1
INTRODUCTION                                                                        2
YOUR COMPLIANCE IS REQUIRED                                                         3
GETTING HELP AND REPORTING VIOLATIONS                                             4 - 5
CLASSIFICATION OF EMPLOYEES                                                       6 - 7
GENERAL STANDARDS OF CONDUCT                                                     8 - 15
   Your Responsibility                                                              8
   Approved Broker-Dealers                                                          8
   Clients Interests                                                                8
   Fiduciary Duties                                                                 8
   Protecting Material Nonpublic Information and Compliance with Securities      8 - 10
   Laws
   Dealing in Funds                                                                10
   WHEN YOU TRADE IN COMPANY SECURITIES                                          11 - 13
     General Restrictions                                                          11
     Restrictions on Pre-Release Earnings Group                                    11
     Company 401(k) Plan                                                           12
     Company Employee Stock Options                                                12
     Company Employee Stock Purchase Plan (ESPP)                                   13
     Company Restricted Stock                                                      13
   WHEN YOU TRADE IN NON-COMPANY SECURITIES                                      14 - 15
     General Restrictions                                                          14
     Initial Public Offerings                                                      14
     Private Placements                                                            15
ADDITIONAL RULES FOR ADM AND INVESTMENT EMPLOYEES                                16 - 22
   Summary of Requirements                                                         16
   Report Securities Accounts and Holdings, including Proprietary Funds            17
   Report Transactions and Update Holdings on a Quarterly Basis                    18
   Obtain Preclearance Prior to Initiating a Transaction, including              18 - 19
   Proprietary Fund Trades
   Avoid Short-Term Trading                                                        20
   ADDITIONAL REQUIREMENTS FOR ADM EMPLOYEES                                     20 - 22
     Submit a Special Purpose ADM Quarterly Securities Report                      20
     Submit a Contemporaneous Disclosures                                        20 - 21
     Restrictions for ADMs who are Portfolio Managers ("7 Day Blackout             21
     Period")
     Requirements for ADMs who are MCADMs (Transactions & Holdings in              22
     Micro-Cap Securities)
ADDITIONAL RULES FOR INSIDER RISK EMPLOYEES                                      23 - 25
   Summary of Requirements                                                         23
   Report Securities Accounts, Holdings and Transactions                         23 - 24
   Update Securities Holdings                                                      24
   Obtain Preclearance Prior to Initiating a Securities Transaction                25
ADDITIONAL RULES FOR OTHER EMPLOYEES                                               26
   Dealing in Company securities (outside of Company employee benefit              26
   programs)
   Credit or Advisory Relationship                                                 26
   Reporting Securities Holdings and Transactions                                  26
SUPPLEMENTAL INFORMATION                                                         27 - 28
   Employees' Financial Information                                                27
   Restricted List                                                                 27
   Standards For Preclearance of De Minimis Transactions                         27 - 28
GLOSSARY DEFINITIONS                                                             29 - 34

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CHIEF EXECUTIVE OFFICER'S LETTER
--------------------------------------------------------------------------------

Dear Fellow Employee:

It is critical that you take the time to fully understand the attached Personal
Securities Trading Policy. And be sure to consult with it whenever you are unsure about appropriate activity concerning your investments. We are all accountable for following the procedures and respecting the limitations placed on our personal investments as described in the Policy. This policy has been developed to comply with regulations and demonstrate our commitment to the highest ethical business standards - no small thing.

Why is it so important? Our reputation is at stake. We have many opportunities to grow and strengthen our Company. But we must deal effectively with the inherent risk that comes with managing an expanding, complex global operation.
Building a reputation of integrity takes the hard work of many people over many years. But reputations are fragile and can be damaged by just one person making a poor decision. So every employee must accept personal responsibility for our good reputation and work each day to maintain it.

I want to stress the importance of ensuring that all our personal investments are free from conflicts of interest and in full compliance with the laws and regulations of all jurisdictions in which we do business.

We must conduct the Company's business honorably at all times. That principle is implicit in our shared values of Client Focus, Trust, Teamwork and
Outperformance - and it is central to our reputation. As the worldwide leader in asset management and securities servicing, we have special responsibility to preserve the integrity and credibility of our industry.

I know I can count on you to adhere to this vital policy.

/s/Bob Kelly

Bob Kelly
Chief Executive Officer

                                                                               1

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INTRODUCTION
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PURPOSE OF THE POLICY
   The Personal Securities Trading Policy (the Policy) is designed to reinforce
   The Bank of New York Mellon Corporation's (the Company's) reputation for integrity by avoiding even the appearance of impropriety in the conduct of
   Company business. The Policy sets forth procedures and limitations which govern the personal securities transactions of every employee.

   The Company and its employees are subject to certain laws and regulations governing personal securities trading, including the securities laws of various jurisdictions. The Company expects its employees to adhere to such laws and has developed this Policy to promote the highest standards of behavior and ensure compliance with applicable laws.

POLICY ADMINISTRATION
   The Policy is developed, interpreted, and administered by the Ethics Office.
   Amendments or waivers may only be granted at the discretion of the Manager of the Ethics Office. Any waiver or exemption will be official only if evidenced in writing. All waivers or exemptions will be maintained in the Ethics
   Office. The Company formed an Investment Ethics Council (IEC), which is composed of investment, legal, risk management, compliance and ethics representatives of the Company and its affiliates. The IEC will provide interpretive guidance to the Ethics Office and will specifically oversee the personal trading activities of employees designated as Access Decision Makers
   (ADMs). The IEC will meet periodically to consider issues related to personal securities trading and investment activity by ADMs.

GENERAL COVERED ACTIVITIES
   All employees of the Company and its subsidiaries that are more than 50%
   owned by the Company are subject to this Policy. This includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees. The
   Policy's applicability to consultants and contract or temporary employees
   (including interns) will be determined on a case-by-case basis (see section titled "Classification of Employees - Consultants, Independent Contractors
   and Temporary Employees" for a more detailed discussion).

   The provisions of the Policy have worldwide applicability and cover trading in any part of the world. Employees are also subject to applicable laws of jurisdictions in those countries in which they conduct business. To the extent any particular portion of the Policy is inconsistent with, or in particular less restrictive than such laws, employees should consult the
   General Counsel or the Manager of the Ethics Office.

   This Policy covers the personal trading activities of all employees in their own accounts and in accounts in which they have indirect ownership. Employees are reminded that various securities laws attribute ownership to anyone who has the opportunity, directly or indirectly, to share in any profits from a transaction in those securities. This means employees will be held to full compliance for trading that occurs in accounts not owned directly by the employee, but deemed to be indirectly owned.

   While employees should consult the Glossary for a complete definition of the terms "security" and "indirect ownership", in general they mean:

     o    security - any investment that represents an ownership stake or debt stake in a company or government. While the Policy provides for exemptions for certain securities, all securities are covered unless expressly exempt from reporting or preclearance.

     o    indirect ownership - you are presumed to have indirect ownership of accounts held by members of your family with whom you share a household. This includes your spouse, your children, and any other family member in your home. Generally, you are deemed to be the indirect owner of securities if you have the opportunity to directly or indirectly share, at any time, in profits derived from transactions in such securities. Employees are strongly urged to carefully review the definition of indirect ownership in the Glossary as securities held in trusts and partnerships may be covered by this Policy.

                                                                               2

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YOUR COMPLIANCE IS REQUIRED
--------------------------------------------------------------------------------

Employees should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that "ignorance of the law" is not a defense. Employees may be subject to civil penalties such as fines, regulatory sanctions including suspensions, as well as criminal penalties.

Employees must read the Policy and must comply with it - in this regard, employees should comply with the spirit of the Policy as well as the strict letter of its provisions. Failure to comply with the Policy may result in the imposition of serious sanctions, including, but not limited to, disgorgement of profits, cancellation of trades, selling of positions, suspension of personal trading privileges, dismissal, substantial personal liability and referral to law enforcement agencies or other regulatory agencies.

Employees must also comply with the Company's Code of Conduct and Interpretive
Guidance, which addresses compliance with laws, conflicts of interest, respecting confidential information and other ethical issues.

The Company will provide all employees with copies of the Policy and all amendments. This may be through on-line access. Periodically, you may be required to acknowledge your receipt of the Policy and any amendments. This may be through on-line certification.

                                                                               3

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GETTING HELP AND REPORTING VIOLATIONS
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Getting Help

   If you have a question about the Policy please contact the:

   SECURITIES TRADING POLICY HELP LINE

     Telephone:
          o    North America 1-800-963-5191
          o    Outside of North America, dial your international access code, then 1-800-963-51912

     Email:  securitiestradingpolicyhelp@bnymellon.com

REPORTING VIOLATIONS

   The Company wants to hear from you. If you want to report a concern regarding ethical business conduct, or if you want to report a violation of this
   Policy, the Company's Code of Conduct and Interpretive Guidance or related
   Company policies, or if you want to report a concern regarding ethical business conduct, please contact the Ethics Office. Known violations of the
   Policy must be reported and either the Ethics Help Line or the Ethics Hot
   Line (Ethics Point) may be used for this purpose. Below is the relevant contact information.

   ETHICS HELP LINE - This line is answered by Ethics Office staff and contacts may be anonymous. You can reach the Ethics Help Line by:

     TELEPHONE:
          o    Asia (except Japan): 001-800-710-63562
          o    Australia: 0011-800-710-63562
          o    Brazil: 0800-891-3813
          o    Europe: 00-800-710-63562
          o    Japan: appropriate international access code + 800-710-63562
               (Access codes are: 0061010, 001010, 0041010 or 0033010)
          o    United States and Canada: 1-888-635-5662
          o    All other locations: call collect to 412-236-7519

     EMAIL: ethics@bnymellon.com

     MAIL:  The Bank of New York Mellon Corporation's Ethics Office P.O. Box
            535026 Pittsburgh, PA 15253-5026 - USA

                                                                               4

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GETTING HELP AND REPORTING VIOLATIONS - CONTINUED
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REPORTING VIOLATIONS - CONTINUED

   ETHICS HOT LINE (ETHICSPOINT) - If you are uncomfortable contacting the
   Company directly, you can contact EthicsPoint, an independent hotline administrator, as an alternative channel to raise your concerns. All contacts may be anonymous. You can reach the Ethics Hot Line (Ethics Point) by:

     TELEPHONE: Dial the AT&T Direct Access Number noted below assigned to your carrier (if one is needed). Then, at the voice prompt or AT&T Operator request, enter the toll free Ethics Hot Line number. There is no need to dial a "1" before the toll-free number outside the U.S. and Canada.

     Ethics Hot Line (Ethics Point) number:  866-294-4696

         AT&T Direct Access Numbers:
          o    Australia: (carrier: Telstra) 1-800-881-011; (carrier: Optus)
               1-800-551-155
          o    Brazil: 0-800-890-0288
          o    Canada: No Direct Access Code needed
          o    Hong Kong: (carrier: Hong Kong Telephone) 800-96-1111; (carrier:
               New World Telephone) 800-93-2266
          o    India: 000-117
          o    Ireland: 1-800-550-000; (Universal International Freephone
               Number) 00-800-222-55288
          o    Japan: (carrier: IDC) 00 665-5111; (carrier: JT) 00 441-1111;
               (carrier: KDDI) 00 539-111
          o    Singapore: (carrier: Sing Tel) 800-011-1111; (carrier: StarHub)
               800-001-0001
          o    United Kingdom: (carrier: British Telecom) 0-800-89-0011;
               (carrier: C&W) 0-500-89-0011;
               (carrier: NTL) 0-800-013-0011
          o    United States: No Direct Access Code needed

          WEB:
          o    File a Report online using the Ethics Hot Line (Ethics Point)
               (this web page is hosted on EthicsPoint's secure servers and is not part of the Company's web site or intranet).
          o    Visit EthicsPoint at http://www.ethicspoint.com

          MAIL:   EthicsPoint, Inc, 13221 SW 68th Parkway, Suite 120 Portland,
                  OR 97223 USA

                                                                               5

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CLASSIFICATION OF EMPLOYEES
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The Policy imposes different requirements and limitations on employees based on the nature of their activities for the Company, therefore, each employee will be assigned a classification. Classification assignments are the responsibility of sector/function-level compliance and business management, in consultation with the Ethics Office. Employees will be designated into one of the following classifications:

o  Access Decision Maker
o  Investment Employee
o  Insider Risk Employee
o  Other Employee

It is the responsibility of each manager to communicate an employee's classification and an employee's obligation to confirm their classification with their manager, Compliance Officer or the Ethics Office.

   ACCESS DECISION MAKER (ADM) AND MICRO-CAP ACCESS DECISION MAKER (MCADM)

     Generally, employees are considered ADMs if they are Portfolio Managers or
     Research Analysts and make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for mutual funds and other managed accounts. The IEC must designate all persons classified as ADMs. The following employees are generally not ADMs:
      o  Traders
      o  Portfolio Managers of funds which are limited to replicating an index

      MICRO-CAP ADMS (MCADMS) - MCADMs are a subset of ADMs who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a low common equity market capitalization. The following market capitalization thresholds should be followed when determining whether or not an ADM should be considered a MCADM:
          o    United States - market capitalization is equal to or less than
               $250 million
          o    United Kingdom - market capitalization is equal to or less than
               (pound)150 million
          o    Japan - market capitalization is equal to or less than (Y)20 billion
          o    Brazil - market capitalization is equal to or less than R$10 million

   INVESTMENT EMPLOYEE

     You are considered to be an Investment Employee if, in the normal conduct of your job responsibilities, you have access (or are likely to be perceived to have access) to nonpublic information regarding any advisory client's purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Proprietary Fund, or are involved in making securities recommendations to advisory clients or have access to such recommendations before they are public.

     This will typically include employees in the Asset Management and Wealth
     Management businesses, such as:

     o    certain employees in fiduciary securities sales and trading, investment management and advisory services, investment research and various trust or fiduciary functions; an employee of a
          Company entity regulated by certain investment company laws.
          Examples are:
          -    in the U.S., includes employees who are "advisory persons" or
               "access persons" under Rule 17j-1 of the Investment Company Act of 1940 or "access persons" under Rule 204A-1 of the Investment
               Advisers Act of 1940
          -    in the U.K., includes employees in companies undertaking
               specified activities under the Financial Services and Markets Act
               2000 (Regulated Activities), Order 2001 and therefore regulated by the Financial Services Authority

     o    any member of the Company's Operating Committee who, as part of his/her usual duties, has management responsibility for fiduciary activities or routinely has access to information about advisory clients' securities transactions.

                                                                               6

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CLASSIFICATION OF EMPLOYEES - CONTINUED
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   INSIDER RISK EMPLOYEE

     You are considered to be an Insider Risk Employee if, in the normal conduct of your job responsibilities, you are likely to receive or be perceived to possess or receive, material nonpublic information concerning Company clients. All members of the Operating Committee who are not otherwise classified as Investment Employees will be classified as Insider Risk
     Employees.

   OTHER EMPLOYEE

     You are considered to be an Other Employee if you are an employee of the
     Company or any of its direct or indirect subsidiaries who is not an Insider
     Risk Employee, Investment Employee, or an ADM.

   CONSULTANTS, INDEPENDENT CONTRACTORS AND TEMPORARY EMPLOYEES

     Managers should inform consultants, independent contractors and temporary employees of the general provisions of the Policy (such as the prohibition on trading while in possession of material nonpublic information). Whether or not a consultant, independent contractor or temporary employee will be required to preclear trades or report their personal securities holdings will be determined on a case-by-case basis. If one of these persons would be considered an Insider Risk Employee, Investment Employee or ADM if
     he/she were a Company employee, the person's manager should advise the
     Ethics Office and the Compliance Officer who will determine whether such individual should be subject to the preclearance and reporting requirements of the Policy.

                                                                               7

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GENERAL STANDARDS OF CONDUCT
--------------------------------------------------------------------------------

The General Standards of Conduct below apply to all employees of the Company. In addition to these standards, employees must refer to the specific section for their classification under this Policy and follow those additional requirements.

   YOUR RESPONSIBILITY

     Every employee must follow the General Standards of Conduct set forth in this Policy or risk serious sanctions, including dismissal. If you have any questions about these standards, you should consult the Ethics Office or your Compliance Officer. Interpretive issues that arise under these standards shall be decided by, and are subject to the discretion of, the
     Manager of the Ethics Office.

   APPROVED BROKER-DEALERS

      U.S. based employees who are required by this Policy to report their securities accounts, securities holdings or preclear securities transactions will be required to maintain brokerage accounts at specific broker-dealers that have been approved by the Company. Employees should refer to MySource to obtain the current list of approved broker-dealers.
      Any exceptions to this requirement must be approved, in writing, by the
      Ethics Office.

   CLIENTS INTERESTS

     No employee may engage in or recommend any securities transaction that places, or appears to place, his or her own interests above those of any client to whom financial services are rendered, including mutual funds and managed accounts, or above the interests of the Company and its clients.
     Trading for clients and Company accounts should always take precedence over employees' transactions for their own or related accounts.

   FIDUCIARY DUTIES

     The Company and its employees owe fiduciary duties to certain clients.
     Every employee must be mindful of these fiduciary duties, must use his or her best efforts to fulfill them and must promptly report to the Ethics
     Office and their Compliance Officer any failure by any Company employee to fulfill them.

   PROTECTING MATERIAL NONPUBLIC INFORMATION AND COMPLIANCE WITH SECURITIES LAWS

     In carrying out their job responsibilities, employees must, at a minimum, comply with all applicable legal requirements, including applicable securities laws. As an employee you may receive information about the
     Company, its clients and other parties that, for various reasons, should be treated as confidential. All employees are expected to strictly comply with measures necessary to preserve the confidentiality of information.
     Employees should refer to the Company's Code of Conduct and Interpretive
     Guidance for additional guidance. Employees are not permitted to divulge the current portfolio positions, pending changes of a portfolio manager, current or anticipated portfolio transactions, or programs or studies, of the Company or any Company client to anyone unless it is properly within their job responsibilities to do so.

     PROTECTING MATERIAL NONPUBLIC INFORMATION
        No employee may engage in or recommend a securities transaction, for his or her own benefit or for the benefit of others, including the Company or its clients, while in possession of material nonpublic information regarding such securities or the issuer of such securities. No employee may pass material nonpublic information to others unless it is properly within his or her job responsibilities to do so. These prohibitions remain in effect until the information has become public.

                                                                               8

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     GENERAL STANDARDS OF CONDUCT - CONTINUED
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   PROTECTING MATERIAL NONPUBLIC INFORMATION AND COMPLIANCE WITH SECURITIES LAWS
   - CONTINUED

     THE COMPANY'S POLICY ON MATERIAL NONPUBLIC INFORMATION

        GENERAL POLICY - securities laws generally prohibit the trading of securities while in possession of "material nonpublic" information regarding the issuer of those securities (insider trading). Any person who passes along material nonpublic information upon which a trade is based (tipping) may also be liable. Employees who possess material nonpublic information about an issuer of securities (whether that issuer is the Company, another Company entity, a client or supplier, any fund or other issuer) may not trade in that issuer's securities, either for their own accounts or for any account over which they exercise investment discretion. Following are guidelines to determine when information is nonpublic or material.

        NONPUBLIC - information about an issuer is "nonpublic" if it is not generally available to the investing public. Information received under circumstances indicating that it is not yet in general circulation and which may be attributable, directly or indirectly, to the issuer or its insiders is likely to be deemed nonpublic information. Most companies announce material information through a press release, a regulatory filing, and/or a posting on the company's website. So, if you have determined the information to be material but there is no announcement of it in any of these sources, it is likely to be non-public.

        MATERIAL INFORMATION - information is "material" if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, sell or hold securities.
        Obviously, information that would affect the market price of a security
        (price sensitive information) would be material. Examples of information that might be material include:
        o   proposals/agreements for a merger, acquisition or divestiture, or sale/purchase of substantial assets
        o   tender offers (for both the party making the offer as well as for the issuer for which the offer is made)
        o   extraordinary dividend declarations or changes in the dividend rate
        o   extraordinary borrowings or liquidity problems
        o   defaults under agreements or actions by creditors, clients or suppliers relating to a company's credit standing
        o   earnings and other financial information, such as significant restatements, large or unusual write-offs, write-downs, profits or losses
        o   pending discoveries or developments, such as new products, sources of materials, patents, processes, inventions or discoveries of mineral deposits
        o   proposals/agreements concerning a financial restructuring
        o   proposals to issue/redeem securities, or a development with respect to a pending issuance or redemption of securities
        o   significant expansion or contraction of operations o information about major contracts or increases/decreases in orders o the institution of, or a development in, litigation or a regulatory proceeding o developments regarding a company's senior management o information about a company received from a director of that company
            o information regarding possible noncompliance with environmental protection laws o information that is inconsistent with published information, such as regulatory reports or press releases
        o   extraordinary shareholder proposals
        o   information regarding major labor developments, including collective bargaining agreements
        o   developments regarding pension plans or other employee benefit plans
        o   a change in a fund's investment objective, investment adviser, sub adviser, or portfolio manager (unless the portfolio manager is for a money market fund, an index fund or a model-driven fund)

        The list above is not exhaustive. All relevant circumstances must be considered when determining whether an item of information is material.
        Employees should always err on the side of caution and consider information material or nonpublic when there is doubt. Questions on material nonpublic information, or specific information that might be subject to it, should be referred to the General Counsel's Office.

                                                                               9

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GENERAL STANDARDS OF CONDUCT - CONTINUED
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   PROTECTING MATERIAL NONPUBLIC INFORMATION AND COMPLIANCE WITH SECURITIES LAWS
   - CONTINUED

     THE COMPANY'S POLICY ON MATERIAL NONPUBLIC INFORMATION - CONTINUED

        FACT VS. OPINION - generally, only facts can constitute material nonpublic information. Rumors, speculation and opinions cannot. However, opinions can constitute material nonpublic information if (i) they are based upon material nonpublic information (such as the Company's internal credit ratings) or (ii) the opinion itself can move the market price of the issuer's securities (such as a devastating Wall Street
        Journal article that has not yet been published).

        CONSULTANTS, CONTRACTORS AND TEMPORARY WORKERS - employees managing the work of consultants, contractors and temporary employees who have access to the types of confidential information described in the Policy are responsible for ensuring that consultants and temporary employees are aware of the Company's policy and the consequences of noncompliance.

     RESTRICTIONS ON THE FLOW OF INFORMATION WITHIN THE COMPANY ("THE SECURITIES
     FIREWALL")

        General Policy - as a diversified financial services organization, the
        Company faces unique challenges in complying with the prohibitions on insider trading and tipping of material nonpublic information and misuse of confidential information. This is because one Company unit might have material nonpublic information about an issuer while other Company units may have a desire, or even a fiduciary duty, to buy or sell that issuer's securities or recommend such purchases or sales to clients.

        To engage in such broad-ranging financial services activities without violating laws or breaching the Company's fiduciary duties, the Company has established a "Securities Firewall" policy applicable to all employees. The "Securities Firewall" separates the Company units or individuals that are likely to receive material nonpublic information
        (potential Insider Risk functions) from the Company units or individuals that either trade in securities, for the Company's account or for the accounts of others, or provide investment advice (Investment functions).
        The Securities Firewall policy also requires any employee who believes he or she may have received potential material nonpublic information to
        IMMEDIATELY contact a Firewall Officer before doing anything else (i.e.
        before telling ANYONE else the information or acting upon it in any way). Employees should refer to Policy II-A-060, Securities Firewalls for additional details.

        SPECIAL CAUTION FOR EMPLOYEES WHO HAVE INVESTMENT RESPONSIBILITIES: Care
        should be taken to avoid receiving material nonpublic information, as doing so could create severe limitations on your ability to carry out your responsibilities to the Company's fiduciary clients.

   DEALING IN FUNDS

     The Company's role as an adviser and servicer to investment funds imposes upon it special duties to preserve the integrity and credibility of the fund industry. Employees should not knowingly participate in or facilitate late trading, market timing or any other activity with respect to any fund in violation of applicable law or the provisions of the fund's disclosure documents. These restrictions include funds held within employee benefit plans (such as 401(k)) and other types of accounts established for retirement purposes.

     REMINDER: Employees classified as ADMs and Investment Employees have further restrictions when dealing in Proprietary Funds (see specific rules for these classifications).

                                                                              10

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GENERAL STANDARDS OF CONDUCT - CONTINUED
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   WHEN YOU TRADE IN COMPANY SECURITIES

     GENERAL RESTRICTIONS

     All employees who trade in Company securities should be aware of their unique responsibilities as an employee of the Company and should be sensitive to even the appearance of impropriety. The following restrictions apply to all transactions in the Company's publicly traded securities owned both directly and indirectly. These restrictions are to be followed in addition to any restrictions that apply to employees who are identified as having access to the Company's pre-release earnings (see section titled
     Restrictions on Pre-Release Earnings Group for further information).

     o    SHORT SALES - short sales of Company securities by employees are prohibited.
     o    SHORT-TERM TRADING - employees are prohibited from purchasing and selling, or from selling and purchasing, Company securities within any
          60 calendar day period. NOTE: In addition to any other sanctions, employees will be required to disgorge any profits realized on such short-term trades in accordance with procedures established by senior management.
      o   MARGIN TRANSACTIONS - purchases on margin of the Company's publicly traded securities by employees is prohibited. Margining Company securities in connection with a cashless exercise of an employee stock option through the Human Resources Department is exempt from this restriction. Further, Company securities may be used to collateralize loans for non-securities purposes or for the acquisition of securities other than those issued by the Company.
     o    OPTION TRANSACTIONS - option transactions involving the Company's publicly traded securities are prohibited. Transactions under the
          Company's Long-Term Incentive Plan or other employee option plans are exempt from this restriction.
     o    MAJOR COMPANY EVENTS - employees who have knowledge of major Company events that have not yet been announced are prohibited from buying or selling the Company's publicly traded securities before such public announcements, even if the employee believes the event does not constitute material nonpublic information.

     RESTRICTIONS ON PRE-RELEASE EARNINGS GROUP

     Every quarter, the Company imposes a restriction on employees who have access to inside information with respect to the Company's financial results (referred to as "Pre-Release Earnings Group"). Employees subject to pre-release earnings restrictions are prohibited from trading the Company's securities prior to the Company's public earnings announcement. The
     Pre-Release Earnings Group consists of:
     o    All members of the Company's Operating Committee
     o    Any individual determined by the Company's Corporate Finance
          Department to be a member of the group

     Each restricted period will begin at 12:01AM, Eastern Time, on the 15th day of the month preceding the end of each calendar quarter and will end on the
     2nd trading day after the public announcement of the Company's earnings for that quarter. Therefore, if earnings are released on a Wednesday, the
     Pre-Release Earnings Group cannot trade the Company's securities until
     Friday. Non-trading days, such as weekends or holidays, are not counted as part of the restricted period.

     Employees who continue to be in possession of inside information at the end of a restricted period may not trade until such information is either publicly disclosed or is no longer material. From time to time, however, the restricted period may be extended for some, or all, members of the group at the discretion of the Company.

                                                                              11

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GENERAL STANDARDS OF CONDUCT - CONTINUED
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   WHEN YOU TRADE IN COMPANY SECURITIES - CONTINUED

     COMPANY 401(K) PLAN

        Actions regarding your interest in Company Stock under the Company's
        401(k) Plan are treated as follows:

        ELECTIONS REGARDING FUTURE CONTRIBUTIONS to Company Stock are not deemed to be transactions in Company Stock and therefore are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

        PAYROLL DEDUCTION CONTRIBUTIONS to Company Stock are deemed to be done pursuant to an automatic investment plan. They are not subject to preclearance and reporting requirements or to the short-term trading prohibition.

        MOVEMENTS OF BALANCES into or out of Company Stock are not subject to preclearance but are deemed to be purchases or sales of Company Stock for purposes of the short-term trading prohibition. This means employees are prohibited from increasing their existing account balance allocation to Company Stock and then decreasing it within 60 calendar days.
        Similarly, employees are prohibited from decreasing their existing account balance allocation to Company Stock and then increasing it within 60 calendar days. However changes to existing account balance allocations in the 401(k) plan will not be compared to transactions in
        Company securities outside the 401(k) for purposes of the short-term trading prohibition. Any profits realized on short-term trading in
        Company Stock in the 401(k) will not have to be disgorged. (Note: This does not apply to members of the Company's Operating Committee, who must consult with the Legal Department.)

     COMPANY EMPLOYEE STOCK OPTIONS

        RECEIPT OR EXERCISE of an employee stock option from the Company is exempt from the reporting and preclearance requirements and does not constitute a purchase or sale for the purpose of the 60 calendar day prohibition.

        SALES - The sale of the Company securities that were received in the exercise of an employee stock option is treated like any other sale under the Policy, regardless of how little time has elapsed between the option exercise and the sale. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

        NOTE: The exercise of an employee stock option that is part of a
        "cashless exercise for cash" is exempt from the preclearance and reporting requirements and will not be considered a purchase or sale for purposes of the short term trading prohibition.

                                                                              12

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GENERAL STANDARDS OF CONDUCT - CONTINUED
--------------------------------------------------------------------------------

   WHEN YOU TRADE IN COMPANY SECURITIES - CONTINUED

                   COMPANY EMPLOYEE STOCK PURCHASE PLAN (ESPP)

        ENROLLMENT AND CHANGING SALARY WITHHOLDING PERCENTAGES in the ESPP are
        exempt from preclearance and reporting requirements and do not constitute a purchase for purposes of the 60 calendar day prohibition.

        SELLING SHARES HELD IN THE ESPP - Employees are not required to preclear or report sales of stock held in the ESPP, including shares acquired upon reinvestment of dividends. However, sale of stock held in the ESPP is considered a sale for purposes of the 60 calendar day prohibition and will be compared to transactions in Company securities outside of the
        ESPP.

        SELLING SHARES PREVIOUSLY WITHDRAWN - The sale of the Company securities that were received as a withdrawal from the ESPP is treated like any other sale under the Policy, regardless of how little time has elapsed between the withdrawal and the sale. Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition. Insider Risk, Investment and ADM employees must preclear such sales.

     COMPANY RESTRICTED STOCK

        RECEIPT of an award of Company Restricted Stock is exempt from the reporting and preclearance requirements and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition.

        VESTING of an award of Company Restricted Stock is exempt from the preclearance requirement and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition. However, since the shares are no longer restricted after they vest, the Policy requires Insider
        Risk, Investment and ADM employees to report their holdings of these shares.

        SALES - The sale (through Company-approved procedures) of a portion of the Company stock received in a restricted stock award at the time of vesting in order to pay for tax withholding is exempt from the preclearance requirement, and does not constitute a purchase or sale for purposes of the 60 calendar day prohibition. The number of shares reported pursuant to the preceding paragraph should be the net number remaining after the sale. All other sales of Company stock received in a restricted stock award are treated like any other sale under the Policy.
        Thus, such sales are subject to the reporting requirements and are considered sales for purposes of the 60 calendar day prohibition.
        Insider Risk, Investment and ADM employees must preclear such sales.

                                                                              13

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GENERAL STANDARDS OF CONDUCT - CONTINUED
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   WHEN YOU TRADE IN NON- COMPANY SECURITIES

     When employees buy or sell securities of issuers with which the Company does business, or other third-party issuers, liability could result on the part of such employee. Every employee must be sensitive to even the appearance of impropriety in connection with their personal securities transactions, including those owned indirectly. Employees should refer to the Company's Code of Conduct and Interpretive Guidance that contains restrictions on investments employees make with parties that do business with the Company. Additional restrictions are listed below.

        GENERAL RESTRICTIONS
        o       EXCESSIVE TRADING - Employees are discouraged from trading at a level that intrudes on their ability to fulfill their job
                responsibilities.

        o       SPECULATIVE TRADING - Employees are discouraged from the type of trading that could distract them from their job duties. Examples could include short-term trading, trading in naked options or other types of speculative trading.

        o       FRONT RUNNING - Employees are prohibited from "front running,"
                that is, the purchase or sale of securities for their own or the
                Company's accounts on the basis of their knowledge of the
                Company's trading positions or plans or those of the Company's clients.

        o       SCALPING - Employees are prohibited from "scalping," that is, the purchase or sale of securities for clients for the purpose of affecting the value of a security owned or to be acquired by the employee or the Company.

        o       SPREAD BETTING - Employees are prohibited from "spread betting"
                (essentially taking bets on securities pricing to reflect market movements) or similar activities as a mechanism for avoiding the restrictions on personal securities trading arising under the provisions of the Policy. Such transactions themselves
                constitute transactions in securities for the purposes of the
                Policy and are subject to all of the provisions applicable to other non-exempted transactions.

        INITIAL PUBLIC OFFERINGS

          Employees are prohibited from acquiring securities through an allocation by the underwriter of an Initial Public Offering (IPO)
          without prior approval of the Ethics Office (ADM employees must have prior approval from the IEC). Approval can be given only when the allocation comes through an employee of the issuer who is a direct family relation of the Company employee. Approval may not be available to employees of registered broker-dealers due to certain laws and regulations (for example, FINRA rules in the U.S.). If you have any questions as to whether a particular offering constitutes an IPO, consult the Ethics Office before placing the trade.

                                                                              14

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GENERAL STANDARDS OF CONDUCT - CONTINUED
--------------------------------------------------------------------------------

   WHEN YOU TRADE IN NON- COMPANY SECURITIES - CONTINUED

     PRIVATE PLACEMENTS

        ACQUISITION - Employees are prohibited from acquiring any security in a private placement unless they obtain prior written approval. The Ethics
        Office, Compliance Officer and Operating Committee Member (representing the employee's line of business or department) must all give approval before the investment may proceed. For ADM employees, approval must be given by the IEC. An approval request must be submitted on the "Private
        Placement: Preliminary Questionnaire" form which can be located on
        MySource or by sending an email to
        securitiestradingpolicyhelp@bnymellon.com.

        SUBSEQUENT ACTIONS - after receipt of the necessary approvals and the acquisition, employees are required to disclose that investment to the
        Compliance Officer if they participate in any subsequent consideration of credit for the issuer, or of an investment in the issuer for an advised account. The decision to acquire such securities for an advised account will be subject to independent review.

          IMPORTANT INFORMATION FOR ADM EMPLOYEES

          o    APPROVAL CONSIDERATIONS - The IEC will generally not approve an acquisition in which any managed fund or account is authorized to invest within the ADM's fund complex. The IEC will take into account the specific facts and circumstances of the request prior to reaching a decision on whether to authorize a private
               placement investment. These factors include, among other things, whether the opportunity is being offered to an individual by virtue of his or her position with the Company or its affiliates, or his or her relationship to a managed fund or account. ADMs are expected to comply with the IEC's request for any information and/or documentation necessary to satisfy itself that no actual or potential conflict, or appearance of a conflict, exists between the proposed private placement purchase and the interests of any managed fund or account.

          o    APPROVAL TO CONTINUE TO HOLD EXISTING INVESTMENTS - Within 90
               days of being designated an ADM, employees who have holdings of securities obtained in a private placement must request the written authorization of the IEC to continue holding the
               security.

                                                                              15

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ADDITIONAL RULES FOR ADM AND INVESTMENT EMPLOYEES
--------------------------------------------------------------------------------

   SUMMARY OF REQUIREMENTS

     It is imperative that the Company and its affiliates avoid even the appearance of a conflict between the personal securities trading of its employees and its fiduciary duties to investment companies and managed account clients. These requirements apply to accounts owned directly and indirectly. In addition to the General Standards of Conduct, Investment and
     ADM employees are required to:
     o    report securities accounts and holdings, including accounts that hold
          Proprietary Funds
     o    report transactions and update holdings in securities and Proprietary
          Funds on a quarterly basis
     o    obtain preclearance prior to initiating a securities transaction, including Proprietary Funds (unless expressly exempt)
     o    avoid short-term trading (this does not apply to short-term transactions in Company securities which are prohibited by policy)

     REMINDERS
        PROPRIETARY FUNDS  - are included in the requirements

        o       A Proprietary Fund is an investment company or collective fund for which a Company subsidiary serves as an investment adviser, sub-adviser or principal underwriter (for purposes of this
                Policy, Money Market Funds are not Proprietary Funds)

        o       Indirect interests in Proprietary Funds (such as through a spouse's 401(k) plan or other retirement plan) are subject to the requirements of this Policy

        o       A list of Proprietary Funds is published on MySource or can be obtained by sending an email to
                securitiestradingpolicyhelp@bnymellon.com

        o       Employees must not trade in shares of any Proprietary Fund while in possession of material nonpublic information nor may they pass the information along to others who do not need to know the information in order to carry out their job responsibilities with the Company (refer to the General Standards of Conduct regarding the Company's Policy on Material Nonpublic Information
                for further information)

        INVESTMENT CLUBS
        o       Investment clubs are organizations whose members make joint decisions on which securities to buy or sell and securities are generally held in the name of the investment club
        o       Prior to participating in an Investment Club, employees are required to obtain written permission from the Preclearance
                Compliance Officer
        o       Employees who receive permission to participate in an investment club are subject to the requirements of this Policy (including the preclearance provisions)

     ADDITIONAL REQUIREMENTS FOR ADM EMPLOYEES
     o    submit a "Special Purpose ADM Quarterly Securities Report"
     o    submit "Contemporaneous Disclosures" prior to making or acting upon a portfolio or managed account recommendation
     o    ADMs who are Portfolio Managers are prohibited from buying or selling a security within 7 calendar days before and after their investment company or managed account has effected a transaction in that security
          (this restriction does not apply to Portfolio Managers of index funds)
     o    ADMs who are also MCADMs are required to comply with additional approval and reporting requirements when trading or holding securities of issuers with low common equity market capitalization; this requirement applies to all MCADMs whether they are a Portfolio Manager or a Research Analyst

        YOUR RESPONSIBILITY - it is an ADMs responsibility to confirm with his or her Preclearance Compliance Officer whether or not he or she is required to comply with the requirements above for Portfolio Managers or
        MCADMs.

        MONITORING FOR COMPLIANCE - The IEC will monitor ADMs' compliance with all provisions of this Policy.

                                                                              16

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ADDITIONAL RULES FOR ADM AND INVESTMENT EMPLOYEES - CONTINUED
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   REPORT SECURITIES ACCOUNTS AND HOLDINGS, INCLUDING PROPRIETARY FUNDS

     ACCOUNT STATEMENTS AND TRADE CONFIRMATIONS - employees are required to instruct their broker, trust account manager or other entity through which they have a securities or Proprietary Fund account to submit routine statements and trade confirmations directly to the Company. This applies to all accounts owned directly or indirectly and includes any account that has the capability to have reportable securities, including Proprietary Funds, traded within the account. For example, if an account contains only non-proprietary funds or other Exempt Securities, but has the capability to have reportable securities traded in it, the account must be reported and duplicate account statements and trade confirmations must be provided to the Company.

     INITIAL HOLDINGS REPORT - within 10 calendar days of being designated an
     Investment Employee or ADM, employees must file an "Initial Holdings
     Report". The report must be an accurate recording of security accounts and individual holdings of securities within the last 45 calendar days of filing the report. Below is a list of required items that must be reported:

     o    accounts that may trade securities and/or Proprietary Funds
     o    securities and Proprietary Funds held in the above accounts
     o    securities and Proprietary Funds held outside of accounts

     EXEMPTION FROM REPORTING ACCOUNTS AND HOLDINGS - employees are not required to report accounts or holdings for certain security types or accounts (this exemption also applies to transaction reporting). Below are the approved exemptions:
     o    non-discretionary accounts which are defined as those in which the
          Ethics Office has deemed to be exempt after a review of the account documents has clearly proven the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades
     o    Exempt Securities as defined in the Glossary
     o    accounts that can only hold items that are not securities (such as bank deposit accounts)
     o    COMPANY STOCK held in a bona fide employee benefit plan of an organization not affiliated with the Company by an employee of that organization who is a member of the Company employee's immediate family. For example, if an employee's spouse works for a company unrelated to the Company, the employee is not required to report or obtain approval for transactions that his/her spouse makes in the company stock (employer's securities) so long as they are part of an employee benefit plan. This exemption does NOT apply to the following:
          -    any plan that allows the employee to buy and sell securities other than those of their employer. Such situations would subject the account to all requirements of this Policy.
          -    for ADM employees only, the provisions in this Policy regarding
               "Contemporaneous Disclosures" and the "Special Purpose ADM
               Quarterly Securities Report", the company owned stock held within a family member's employee benefit plan are subject to the requirements to file a "Contemporaneous Disclosure" and to be included on the "Special Purpose ADM Quarterly Securities
               Report", as necessary. However the ADM employee is not required to obtain approval for transactions that his/her family member makes IN THE COMPANY STOCK (EMPLOYER'S SECURITIES) nor is the
               family member's holding of such stock required to be reported on an initial or quarterly holdings report, so long as they are part of an employee benefit plan.

            ADDITIONAL REMINDERS:

            |X|   REMINDER FOR PROPRIETARY FUND HOLDINGS - employees are
                  reminded that if the non-Company employee benefit plan holds
                  Proprietary Funds, these holdings must be reported and are subject to the requirements of this Policy, including the
                  preclearance requirements.
            |X|   UNRELATED COMPANY'S RESPONSIBILITY - with respect to the
                  employer's own securities, the unrelated company has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

                                                                              17

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REPORT TRANSACTIONS AND UPDATE HOLDINGS ON A QUARTERLY BASIS

   QUARTERLY REPORTING OF HOLDINGS AND TRANSACTIONS - within 30 calendar days of the end of a calendar quarter, employees are required to file a report of securities transactions, accounts and holdings. The report must contain the following:
   o  securities transactions, including Proprietary Fund transactions, made throughout the quarter
   o  current list of securities accounts, including those that hold Proprietary
      Funds
   o  updated listing of securities holdings, including Proprietary Funds, both those held within and outside of accounts
   o  acknowledgement of compliance with the Policy

   REMINDER WHEN UPDATING HOLDINGS - employees are required to provide an update to holdings positions for activity that does not require preclearance (such as gifts, inheritances, corporate actions, receipt of dividends, etc). Such actions that cause an adjustment to the holding in a particular security must be reported as soon as reasonably possible, but no less than quarterly.
   Certain actions, such as gifts and inheritances, have time deadlines to report the activity and to update holdings. See below for specific requirements.
   o  GIFTS AND INHERITANCES - employees who give (or receive) a gift of securities or receive an inheritance that includes securities (that are not Exempt under this policy) must report the activity to the Company within 10 calendar days. The report must disclose the name of the person receiving (giving) the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable).
   o  A NOTE ABOUT GIFTS - gifts must be "bona fide". This means that the gift of securities must be one where the donor does not receive anything of monetary value in return. An employee who purchases a security with the intention of making a gift is subject to the preclearance requirements described in this Policy.

OBTAIN PRECLEARANCE PRIOR TO INITIATING A TRANSACTION, INCLUDING PROPRIETARY
FUND TRADES

   PRIOR PRECLEARANCE REQUIRED - employees must not trade a security, including
   Proprietary Fund trades, without prior written approval from the Preclearance
   Compliance Officer (verbal approvals are deemed impermissible). Unless expressly exempt, all securities transactions are covered by this preclearance requirement. Preclearance applies to securities, including
   Proprietary Funds, held in the employee's name as well as those owned indirectly. The employee will be notified whether or not the request has been approved or denied. If denied, the reason will not be disclosed and employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

   RULES FOR PRECLEARANCE - although requests for preclearance does not obligate an employee to make a trade, preclearance should not be sought for transactions the employee does not intend to make. Employees should not discuss with anyone else, inside or outside the Company, the response they received to a preclearance request. If the employee is preclearing as an indirect owner of another's account, the response may be disclosed to the other owner.

   PRECLEARANCE WINDOW (OR EXPIRATION) - preclearance authorization will expire at the end of the second business day after it is received. The day authorization is granted is considered the first business day. Employees who deal in standard orders to trade at certain prices (sometimes called "limit",
   "stop-loss", "good-until-cancelled", or "standing buy/sell" orders) are cautioned to be aware that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the two-day preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained. If the new preclearance request is denied, the order must be cancelled immediately.

                                                                              18

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OBTAIN PRECLEARANCE PRIOR TO INITIATING A TRANSACTION, INCLUDING PROPRIETARY FUND TRADES -
CONTINUED

   PROPRIETARY FUNDS - the following requirements apply to transactions in
   Proprietary Funds:

   o  HOLDING PERIOD FOR PROPRIETARY FUNDS - employees' holdings in Proprietary
      Funds are expected to be long-term investments, rather than the result of trading for short-term profit. Therefore, employees must not purchase and redeem, or redeem and purchase, shares of an individual Proprietary Fund within any 60 calendar day period, unless they have the prior approval of the Preclearance Compliance Officer. Unless the transaction is exempt from preclearance (such as those that are part of an automatic investment plan), employees are expected to comply with this holding period requirement.

   o  THE COMPANY'S 401(K) PLAN, NON SELF-DIRECTED ACCOUNTS - movements of balances into or out of Proprietary Funds are deemed to be purchases or redemptions of those Proprietary Funds for purposes of the holding period requirement but are exempt from the general preclearance requirement. In other words, you do not need to preclear every such movement, but must get prior approval from the Preclearance Compliance Officer if the movement is within 60 calendar days of an opposite transaction in shares of the same fund. In lieu of transaction reporting, employees are deemed to consent to the Company obtaining transaction information from Plan records. Such movements must be reflected in holdings reports.

   o  COMPANY 401(K) PLAN, SELF-DIRECTED ACCOUNTS - are treated like any other
      Proprietary Fund account. This means that the reporting, preclearance and holding period requirements apply.

   EXEMPTIONS FROM REQUIREMENT TO PRECLEAR - preclearance is not required for the following type of transactions:
   o  Exempt Securities as defined in the Glossary
   o  non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures
   o  in approved non-discretionary accounts, which are accounts in which an employee has no direct or indirect influence or control over the investment decision-making process
   o  those that are involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared
   o  sales of Company Stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise"
      administered through the Human Resources Department
   o  changes to elections in the Company 401(k) plan, including those made for
      Proprietary Funds
   o  enrollment, changes in salary withholding percentages and sales of shares held in the Company Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance
   o  movements of balances of Proprietary Funds held within the Company 401(k)
      Plan so long as the movements do not occur within a 60 day period; THIS
      EXEMPTION DOES NOT APPLY TO PROPRIETARY FUNDS HELD WITHIN A SELF-DIRECTED
      ACCOUNT ESTABLISHED AS PART OF THE COMPANY 401(K) PLAN
   o  the receipt of a Company Restricted Stock award, the vesting of the award, and the sale (through Company-approved procedures) of a portion of the
      Company Stock received in the award at the time of vesting to pay tax withholding; THIS EXEMPTION DOES NOT APPLY TO SUBSEQUENT SALES OF VESTED
      SHARES BY THE EMPLOYEE
   o  those pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer
   o  sales effected pursuant to a bona fide tender offer
   o  those effected pursuant to an automatic investment plan, including payroll deduction contributions for Proprietary Funds

                                                                              19

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AVOID SHORT-TERM TRADING

   Employees are discouraged from purchasing and selling, or from selling and purchasing, the same (or equivalent) securities within any 60 calendar day period. Transactions that are exempt from preclearance and transactions in
   Proprietary Funds will not be considered purchases or sales for purposes of profit disgorgement.

   DISGORGEMENT - any profits realized on such short-term trades must be disgorged in accordance with procedures established by senior management.
   Employees should be aware that for purposes of profit disgorgement, trading in derivatives (such as options) is deemed to be trading in the underlying security. (See the Glossary for an explanation of option transactions.)
   Therefore, certain investment strategies may be difficult to implement without being subject to profit disgorgement. Furthermore, employees should also be aware that profit disgorgement from 60 calendar day trading may be greater than the economic profit or greater than the profit reported for purposes of income tax reporting.

ADDITIONAL REQUIREMENTS FOR ADM EMPLOYEES

   SUBMIT A SPECIAL PURPOSE ADM QUARTERLY SECURITIES REPORT

     REQUIREMENT - ADMs are required to submit quarterly to the Preclearance
     Compliance Officer the "Special Purpose ADM Quarterly Securities Report".
     This report must be submitted within 30 calendar days of each quarter end and includes information on securities and/or transactions owned directly or indirectly.

     The report must contain information on:
     o    securities owned at any time during the quarter which were either recommended for a transaction or in a portfolio managed by the ADM during the quarter
     o    holdings or transactions in private placements
     o    holdings in securities with a market capitalization that was equal to or less than:
          -    in the U.S., $250 million
          -    in the U.K., (pound)150 million
          -  in Japan, (Y)20 billion
          -  in Brazil, R$10 million

     A form for completing this report can be obtained from the Preclearance
     Compliance Officer, MySource or by emailing the Ethics Office at
     securitiestradingpolicyhelp@bnymellon.com .

     EXEMPTION - ADMs need not report any security that is defined as an Exempt
     Security or is otherwise expressly exempt from preclearance.

   SUBMIT CONTEMPORANEOUS DISCLOSURES
     REQUIREMENT - prior to making or acting upon a portfolio recommendation in a security owned directly or indirectly by the ADM, written authorization must be obtained - referred to as "contemporaneous disclosure". This disclosure applies to "hold" recommendations as well as buy or sell recommendations. The purpose of disclosure is to confirm that the portfolio recommendation or transaction is not for the purpose of affecting the value of a personal securities holding. "Contemporaneous Disclosure" forms can be obtained from the Preclearance Compliance Officer, MySource, or by emailing the Ethics Office at securitiestradingpolicyhelp@bnymellon.com.

     Exempt ADMs - ADMs who are index fund managers and have no investment discretion in replicating an index model or clone portfolio do not need to comply with the disclosure requirement. This exemption does not apply in the following circumstances:
     o    if the ADM recommends a security which is not in the clone or model portfolio or recommends a model or clone security in a different percentage than model or clone amounts
     o    when the ADM recommends individual securities to clients, even if the
          Company shares control of the investment process with other parties

                                                                              20

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ADDITIONAL REQUIREMENTS FOR ADM EMPLOYEES - CONTINUED

   SUBMIT CONTEMPORANEOUS DISCLOSURES - CONTINUED

     FIDUCIARY DUTY TO CLIENT IS PARAMOUNT - under no circumstances should a portfolio recommendation or transaction be affected by its impact on personal securities holdings OR BY THE REQUIREMENT FOR CONTEMPORANEOUS
     DISCLOSURE. The ADM's fiduciary duty to make portfolio recommendations and trades solely in the best interest of the client must always take precedence.

     APPROVAL - prior to the first such portfolio recommendation or transaction in a particular security in a calendar month, approval must be obtained from the ADM's Chief Investment Officer (CIO) or Chief Executive Officer
     (CEO) or their designee. Disclosure forms for subsequent transactions in the same security are not required for the remainder of the calendar month so long as purchases (or sales) in all portfolios do not exceed the maximum number of shares, options, or bonds disclosed on the disclosure form. If the ADM seeks to effect a transaction or makes a recommendation in a direction opposite to the most recent disclosure form, a new disclosure form must be completed prior to the transaction or recommendation.

     EXEMPTIONS - certain securities holdings are exempt from this requirement.
     They are:
     o    Exempt Securities as defined in the Glossary
     o    held in approved non-discretionary accounts, which are accounts that an employee has no direct or indirect influence or control over the investment decision-making process
     o    holdings of debt securities which do not have a conversion feature and are rated investment grade or better by a nationally recognized statistical rating organization or unrated but of comparable quality
     o    holdings of equity securities of the following:

      -     in the U.S., the top 200 issuers on the Russell list and other companies with a market capitalization of $20 billion or higher - in the U.K., the top 100 companies on the FTSE All Share Index and other companies with a market capitalization of (pound)10 billion or higher
      -     in Japan, the top 100 companies of the TOPIX and other companies with a market capitalization of (Y)2 trillion
      -     in Brazil, companies on the IBr-X and other companies with a market capitalization of R$200 million

   RESTRICTIONS FOR ADMS WHO ARE PORTFOLIO MANAGERS ("7 DAY BLACKOUT PERIOD")
     PROHIBITION - it is impermissible for an ADM who is designated as a
     Portfolio Manager to buy or sell a security (owned directly or indirectly)
     within 7 calendar days before and after the Portfolio Manager's investment company or managed account has effected a transaction in that security (the
     "7 Day Blackout Period").

     DISGORGEMENT REQUIRED - if a Portfolio Manager initiates a transaction within the 7 Day Blackout Period, in addition to being subject to sanctions for violating the Policy, profits from the transaction must be disgorged.
     The procedures for disgorging profits are established by the IEC. The IEC has determined that the following transactions will not be subject to this disgorgement requirement:
     o    in the U.S., any transaction of $10,000 or 100 shares (whichever is greater) for companies on the Russell 500 List or any other company with a market capitalization of $5 billion or higher
     o    in the U.K., any transaction of (pound)6 thousand or 100 shares
          (whichever is greater) for companies on the FTSE 100 All Share Index or any other company with a market capitalization of (pound)3 billion or higher
     o    in Japan, any transaction of (Y)1 million of companies on the TOPIX
          100 or any other company with a market capitalization of (Y)500 billion or higher
     o    in Brazil, any transaction of R$30,000 of companies on the IBr-X or any other company with a market capitalization of R$200 million or higher

     EXEMPTION - Portfolio Managers who manage index funds which exactly replicate a clone or model are exempt from the 7 Day Blackout Period.

                                                                              21

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ADDITIONAL REQUIREMENTS FOR ADM EMPLOYEES - CONTINUED

   REQUIREMENTS FOR ADMS WHO ARE MCADMS (TRANSACTIONS AND HOLDINGS IN MICRO-CAP
   SECURITIES)

     When a MCADM personally trades (either directly or indirectly) securities with certain market capitalizations, additional approvals are required. The market capitalization thresholds and required approvals are listed below.

        APPROVALS:

          THRESHOLD 1 - without the prior written approval of the IEC, MCADMS may not trade the securities of companies with the following market capitalization:
          o  in the U.S., $100 million or less
          o  in the U.K., (pound)60 million or less
          o  in Japan, (Y)10 billion or less
          o  in Brazil, R$3 million or less

          THRESHOLD 2 - without the prior written approval of the immediate supervisor and the CIO, MCADMs may not trade the securities of companies with the following market capitalization:
          o in the U.S., more than $100 million but less than or equal to $250 million
          o in the U.K., more than (pound)60 million but less than or equal to
            (pound) 150 million
          o in Japan, more than (Y)10 billion but less than or equal to (Y)20 billion o in Brazil, more than R$3 million but less than or equal to
            R$10 million

        EXEMPTION - transactions that are involuntarily acquired, such as through inheritance, gift or spin-off, are exempt from these restrictions, however, they must be disclosed in a memo to the
        Preclearance Compliance Officer within 10 calendar days of the involuntary acquisition.

        REQUIREMENT FOR NEWLY DESIGNATED MCADMs - to continue holding securities with a certain market capitalization threshold, MCADMs must obtain the approval of the CIO or CEO and provide a copy of the approval to the
        Preclearance Compliance Officer. The thresholds for the market capitalization in various jurisdictions are:
        o  in the U.S., equal to or less than $250 million
        o  in the U.K., equal to or less than (pound)150 million
        o  in Japan, equal to or less than (Y)20 billion
        o  in Brazil, equal to or less than R$10 million

                                                                              22

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ADDITIONAL RULES FOR INSIDER RISK EMPLOYEES
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   SUMMARY OF REQUIREMENT

     In addition to the General Standards of Conduct, Insider Risk Employees are
     required to:
     o report securities accounts, holdings and transactions
     o update securities holdings, and
     o obtain preclearance prior to initiating a securities transaction

     These requirements apply to accounts owned directly and indirectly.

     CAUTION REGARDING INVESTMENT CLUBS - investment clubs are organizations where investor members make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club.
     Since each member of the investment club participates in the investment decision making process, each employee belonging to such a club must first obtain written, documented approval from the Preclearance Compliance
     Officer before participating in any investment club. If approval is given, the employee must comply with all of the reporting requirements and must preclear the securities transactions of the club.

     CREDIT OR ADVISORY RELATIONSHIP - If an employee is involved in a credit decision (granting, renewing, modifying or denying) or acting as an adviser to a company with respect to the company's own securities, he or she may not buy, hold or trade securities of that company without the prior permission of the Ethics Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

   REPORT SECURITIES ACCOUNTS, HOLDINGS AND TRANSACTIONS

     INITIAL HOLDINGS - within 10 calendar days of being designated an Insider
     Risk Employee the following must be reported:
     o  a listing of all accounts that may trade securities
     o  a listing of all securities held in the above accounts (other than those identified as Exempt Securities in the Glossary or those otherwise exempt from preclearance as defined by this Policy)
     o  a listing of all securities held outside of accounts

     Employees must report accounts that do not hold reportable securities, but have the capability of holding such securities (for example, a brokerage account that holds only mutual funds but can hold other types of securities).

     The Initial Holdings Report must be an accurate recording of security positions within the last 45 calendar days of being designated an Insider
     Risk Employee.

     ON-GOING REPORTING OF HOLDINGS AND TRANSACTIONS - routine reports of securities held in an account and those held outside of an account are required to be provided to the Company. Specifically:
     o  For securities held in an account (such as a broker, trust account manager or other entity maintaining a securities trading account), trade confirmations and statements relating to each account held directly or indirectly must be sent to the Company. Employees must report all securities accounts that can hold a security that is covered by this
        Policy, regardless of what, if any, securities are held in the account.
        For example, even if an account contains only mutual funds or Exempt
        Securities as that term is defined by the Policy, but the account has the capability to have reportable securities traded in it, the account must be reported and duplicate account statements and trade confirmations must be sent to the Company
    o   For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), employees must comply with the Company's request to confirm transactions and holdings.

                                                                              23

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   REPORT SECURITIES ACCOUNTS, HOLDINGS AND TRANSACTIONS - CONTINUED

     EXEMPTION FROM REPORTING HOLDINGS AND TRANSACTIONS - employees are not required to report holdings or transactions for the following:
     o    in a non-discretionary account, defined as one in which the Ethics
          Office has deemed to be exempt after a review of the account documents has clearly proven the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades
     o    Exempt Securities as defined in the Glossary
     o    any transaction that is exempt from preclearance

     o    in accounts that can only hold items that are not securities (such as bank deposit accounts)
     o    COMPANY STOCK held in a bona fide employee benefit plan of an organization not affiliated with the Company by an employee of that organization who is a member of the employee's immediate family.
          THIS EXEMPTION DOES NOT APPLY TO ANY SUCH PLAN THAT ALLOWS THE
          EMPLOYEE TO BUY AND SELL SECURITIES OTHER THAN THOSE OF THEIR
          EMPLOYER. SUCH SITUATIONS WOULD SUBJECT THE HOLDING TO THE
          PRECLEARANCE AND REPORTING PROVISIONS.
          -    NOTE: If an employee's family member is employed at an
               unaffiliated company, the employee is not required to report or obtain approval for transactions IN THE EMPLOYER'S SECURITIES so long as they are conducted by and through the family member's employee benefit plan. In such situations, the family member's employer has primary responsibility for providing adequate supervision with respect to conflicts of interest and compliance with securities laws regarding trading in its own securities under its own employee benefit plans.

   UPDATE SECURITIES HOLDINGS

     Periodically, but no less than annually, employees must submit a statement of holdings, including accounts, and acknowledge compliance with the
     Policy. The information must be current within 45 calendar days of the date the statement is submitted. Employees are required to update holdings positions for actions that do not require preclearance (such as gifts, inheritances, corporate actions, receipt of dividends etc.). Such actions that cause an adjustment to the holding in a particular security must be reported as soon as reasonable.

     Certain actions, such as gifts and inheritances, have time deadlines to report the activity and to update holdings. See below for specific requirements:
     o    GIFTS AND INHERITANCES - employees who give (or receive) a gift of securities or receive an inheritance that includes securities (that are not Exempt under this Policy) must report the activity to the
          Company within 10 calendar days. The report must disclose the name of the person receiving (giving) the gift or inheritance, date of the transaction, and name of the broker through which the transaction was effected (if applicable).
     o    A NOTE ABOUT GIFTS - gifts must be "bona fide". This means that the gift of securities must be one where the donor does not receive anything of monetary value in return. An employee who purchases a security with the intention of making a gift is subject to the preclearance requirements described in this Policy.

                                                                              24

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OBTAIN PRECLEARANCE PRIOR TO INITIATING A SECURITIES TRANSACTION

   PRIOR PRECLEARANCE REQUIRED - employees must not trade a security without prior, written approval from the Preclearance Compliance Officer (verbal approvals are deemed impermissible). Unless expressly exempt, all securities transactions are covered by this preclearance requirement. Preclearance applies to securities held in the employee's name as well as those owned indirectly. The employee will be notified whether or not the request has been approved or denied. If denied, the reason will not be disclosed and employees should not infer from the preclearance response anything regarding the security for which preclearance was requested.

   RULES FOR PRECLEARANCE - although requests for preclearance do not obligate an employee to make a trade, preclearance should not be sought for transactions the employee does not intend to make. Employees should not discuss with anyone else, inside or outside the Company, the response they received to a preclearance request. If the employee is preclearing as an indirect owner of another's account, the response may be disclosed to the other owner.

   PRECLEARANCE WINDOW (OR EXPIRATION) - preclearance authorization will expire at the end of the third business day after it is received. The day authorization is granted is considered the first business day. Employees who deal in standard orders to trade at certain prices (sometimes called "limit",
   "stop-loss", "good-until-cancelled", or "standing buy/sell" orders) are cautioned to be aware that transactions receiving preclearance authorization must be executed before the preclearance expires. At the end of the three-day preclearance authorization period, any unexecuted order must be canceled or a new preclearance authorization must be obtained. If the new preclearance request is denied, the order must be cancelled immediately.

   EXEMPTIONS FROM REQUIREMENT TO PRECLEAR - preclearance is not required for the following type of transactions:
   o  Exempt Securities as defined in the Glossary
   o  open-end and closed-end investment companies (i.e., mutual funds and variable capital companies), regardless of whether they are Proprietary
      Funds, index funds or exchange traded funds
   o  municipal bonds
   o  non-financial commodities (such as agricultural futures, metals, oil, gas, etc.), currency futures, financial futures
   o  in approved non-discretionary accounts, which are accounts in which an employee has no direct or indirect influence or control over the investment decision-making process
   o  those that are involuntary on the part of an employee (such as stock dividends or sales of fractional shares); however, sales initiated by brokers to satisfy margin calls are not considered involuntary and must be precleared
   o  sales of Company Stock received upon the exercise of an employee stock option if the sale is part of a "netting of shares" or "cashless exercise"
      administered through the Human Resources Department
   o  changes to elections in the Company 401(k) plan

   o  enrollment, changes in salary withholding percentages and sales of shares held in the Company Employee Stock Purchase Plan (ESPP); sales of shares previously withdrawn from the ESPP do require preclearance

   o  the receipt of a Company Restricted Stock award, the vesting of the award, and the sale (through Company-approved procedures) of a portion of the
      Company Stock received in the award at the time of vesting to pay tax withholding; this exemption does not apply to subsequent sales of vested shares by the employee
   o  those pursuant to the exercise of rights (purchases or sales) issued by an issuer pro rata to all holders of a class of securities, to the extent such rights were acquired from such issuer
   o  sales effected pursuant to a bona fide tender offer
   o  those effected pursuant to an automatic investment plan

                                                                              25

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ADDITIONAL RULES FOR OTHER EMPLOYEES
--------------------------------------------------------------------------------

In addition to the General Standards of Conduct, Other Employees are required to follow the procedures described below.

   DEALING IN COMPANY SECURITIES (OUTSIDE OF COMPANY EMPLOYEE BENEFIT PROGRAMS)

     Within 10 calendar days of a transaction in Company securities (purchase or sell), employees must report the transaction in writing to the Ethics
     Office or the Compliance Officer. Purchases and sales include optional cash purchases under the Company's Dividend Reinvestment and Common Stock
     Purchase Plan. Other Employees who are required to report securities holdings and transactions as described below, and are already providing copies of their securities accounts statements and transactions which include transactions in Company securities, do not need to provide a copy of transactions in Company securities.

   CREDIT OR ADVISORY RELATIONSHIP

     If an employee is involved in a credit decision (granting, renewing, modifying or denying) or acting as an adviser to a company with respect to the company's own securities, he or she may not buy, hold or trade securities of that company without the prior permission of the Ethics
     Office. In addition, lending employees who have assigned responsibilities in a specific industry group are not permitted to trade securities in that industry. This prohibition does not apply to transactions in open-end mutual funds.

   REPORTING SECURITIES HOLDINGS AND TRANSACTIONS

     REPORTING HOLDINGS AND TRANSACTIONS - there are certain Other Employees who must report their securities accounts (such as broker accounts), holdings in securities (both within and outside of accounts) and their transactions in securities. Typically this will apply to employees who are subject to certain laws and regulations (such as employees who are registered representatives of a FINRA supervised broker dealer).

        TO DETERMINE WHETHER OR NOT THESE REPORTING REQUIREMENTS APPLY TO YOU,
        CONTACT THE ETHICS OFFICE OR YOUR COMPLIANCE OFFICER.

          HOW TO REPORT - instruct the broker, trust account manager or other entity through which you have a securities trading account to send copies of all trade confirmations and statements relating to each account of which they are an owner (direct or indirect) to the
          Company. For securities held outside of an account (such as those held directly with an issuer or maintained in paper certificate form), employees must comply with the Company's request to confirm transactions and holdings. Employees subject to the reporting requirements are also required to comply with periodic reporting requests.

                                                                              26

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SUPPLEMENTAL INFORMATION
--------------------------------------------------------------------------------

EMPLOYEES' FINANCIAL INFORMATION

   The Ethics Office and/or Preclearance Compliance Officers will use their best efforts to assure that requests for preclearance, personal securities transaction reports and reports of securities holdings are treated as
   "Personal and Confidential." However, the Company is required by law to review, retain and, in certain circumstances, disclose such documents.
   Therefore, such documents will be available for inspection by appropriate regulatory agencies and by other parties within and outside the Company as are necessary to evaluate compliance with or sanctions under the Policy or other requirements applicable to the Company.

     NOTE FOR INVESTMENT AND ADM EMPLOYEES ONLY: Employees should be aware that documents are also available for inspection by the boards of directors, trustees or managing general partners of any Company entity regulated by certain investment company laws.

RESTRICTED LIST

   Preclearance Compliance Officers will maintain a list (the "Restricted List")
   of companies whose securities are deemed appropriate for implementation of trading restrictions for employees in their line of business or firm. The
   Restricted List will not be distributed outside of the Compliance Office or the Ethics Office. From time to time, such trading restrictions may be appropriate to protect the Company and its employees from potential violations, or the appearance of violations, of securities laws. The inclusion of a company on the Restricted List provides no indication of the advisability of an investment in the company's securities or the existence of material nonpublic information on the company. Nevertheless, the contents of the Restricted List will be treated as confidential information to avoid unwarranted inferences. The Preclearance Compliance Officer will retain copies of Restricted Lists for six years.

STANDARDS FOR PRECLEARANCE OF DE MINIMIS TRANSACTIONS (APPLICABLE FOR FIRMS OR
LINES OF BUSINESS WHO ADMINISTER COMPLIANCE FOR INVESTMENT OR ADM EMPLOYEES)

   ADM and Investment Employees will generally not be given clearance to execute a transaction in any security that is on the Restricted List maintained by the Preclearance Compliance Officer, or for which there is a pending buy or sell order for an affiliated account (other than an index fund). In certain circumstances, the Preclearance Compliance Officer may approve certain de minimus transactions even when the firm is trading such securities. However, de minimis transactions require preclearance approval.

   RESTRICTIONS AND CONDITIONS - the following restrictions or conditions are imposed upon these standards:
   o  employee preclearance is required prior to executing the transaction
   o  if the transaction is a 60 day trade, profit disgorgement will NOT be waived
   o  Preclearance Compliance Officers are limited to applying this de minimis standard to only two trades in the securities of any one issuer in any calendar month
   o  employees must cooperate with the Preclearance Compliance Officer's request to document market capitalization amounts

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SUPPLEMENTAL INFORMATION - CONTINUED
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STANDARDS FOR PRECLEARANCE OF DE MINIMIS TRANSACTIONS (APPLICABLE FOR FIRMS OR
LINES OF BUSINESS WHO ADMINISTER COMPLIANCE FOR INVESTMENT OR ADM EMPLOYEES) -
CONTINUED

     TRANSACTION LIMITS - the following transaction limits are available for this exception:

        INVESTMENT EMPLOYEES

          In the U.S.,
          o  transactions up to $50,000 for companies on the Russell 200 List or other companies with a market capitalization of $20 billion or higher
          o  transactions of 100 shares or $10,000 (whichever is greater) for companies ranked 201 to 500 on the Russell List or other
             companies with a market capitalization of $5 billion or higher

          In the U.K.,
          o  transactions up to (pound)30,000 for companies ranked in the top
             100 of the FTSE All Share Index or other companies with a market capitalization of (pound)10 billion or higher
          o  transaction of 100 shares or (pound)6 thousand (whichever is greater) for companies ranked 101 to 250 on the FTSE All Share
             Index or other companies with a market capitalization of (pound)3 billion or higher

          In Japan,

          o  transactions up to (Y)5 million for companies ranked in the top
             100 of the TOPIX or other companies with a market capitalization of (Y)2 trillion or higher
          o  transactions of up to (Y)1 million of securities for companies ranked 100 to 250 on the TOPIX or other companies with a market capitalization of (Y)500 billion or higher

          In Brazil,

          o  transactions up to R$100,000 securities for companies listed on the IBr-X 50 or other companies with a market capitalization of
             R$500 million or higher
          o  transactions up to R$30,000 of securities of companies listed on the IBr-X or other companies with a market capitalization of
             R$200 million or higher

        ADM EMPLOYEES
            o  in the U.S., transactions up to $10,000 or 100 shares (whichever is greater) of companies in the top 500 of the Russell List or other companies with a market capitalization of $5 billion or higher
            o  in the U.K., transactions up to (pound)6 thousand or 100 shares
               (whichever is greater) of companies in the top 100 of the FTSE
               All Share Index or other companies with a market capitalization of (pound)3 billion or higher
            o  in Japan, transactions up to (Y)1million for companies ranked in the top 100 of the TOPIX or other companies with a market
               capitalization of (Y)500 billion or higher
            o  in Brazil, transactions up to R$30,000 of companies that belong to the IBr-X or other companies with a market capitalization of
               R$200 million or higher
               NOTE: Some ADMs who are also Portfolio Managers may not be eligible for this de minimus exemption. Questions should be directed to the Preclearance Compliance Officer or the Ethics
               Office.

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GLOSSARY DEFINITIONS
--------------------------------------------------------------------------------

o  ACCESS DECISION MAKER - A person designated as such by the Investment Ethics
   Council. Generally, this will be Portfolio Managers and Research Analysts who make recommendations or decisions regarding the purchase or sale of equity, convertible debt, and non-investment grade debt securities for investment companies and other managed accounts.

o  APPROVAL - written consent or written notice of non-objection.

o  AUTOMATIC INVESTMENT PLAN - a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. Applications to specific situations are as follows:

   DIVIDEND REINVESTMENT PLANS ("DRIPs") - the automatic investment of dividends under a DRIP is deemed to be pursuant to an automatic investment plan.
   Optional cash purchases (that is, the right to buy additional shares through the DRIP) are not deemed to be pursuant to an automatic investment plan unless they are by payroll deduction, automatic drafting to a checking account or other means specifically included in this definition.

   PAYROLL DEDUCTIONS - deductions from payroll (the Company or otherwise)
   directly into an investment account are deemed to be done pursuant to an automatic investment plan. This would include payroll deductions for contributions to 401(k) plans and other employee benefit plans.

   BANK ACCOUNT DRAFTS OR DEPOSITS - automatic drafts from a checking or savings account directly to an investment account or automatic deposits directly from an investment account into a checking or savings account, are deemed to be made pursuant to an automatic investment plan, provided that, in either case:
     o    there is documentation with the investment account indicating specific trades are to be executed according to an express schedule, rather than at the direction of the account party, and
     o    at least two drafts or deposits are executed according to the schedule.

   AUTOMATIC MUTUAL FUND EXCHANGE PROGRAMS - automatic exchanges of a fixed dollar amount out of one mutual fund to purchase shares of another mutual fund are deemed to be made pursuant to an automatic investment plan.

   AUTOMATIC MUTUAL FUND WITHDRAWAL PROGRAMs - automatic withdrawals of a fixed dollar amount out of a mutual fund are deemed to be made pursuant to an automatic investment plan.

   ASSET-ALLOCATION ACCOUNTS - asset allocation accounts are investment accounts in which the investor chooses among predetermined asset-allocation models consisting of percentages of a portfolio allocated to fund categories (such as large-cap, mid-cap and small-cap equity funds, tax-free bond funds, international funds, etc). Once a model is chosen, new money is automatically invested according to the model, and the portfolio is automatically rebalanced periodically to keep it in line with the model. For purposes of this Policy, both the investment of new money into, and periodic rebalancings within, an asset-allocation account are deemed to be done pursuant to an automatic investment plan. An Investment Advisory Service account at BNY
   Mellon Private Wealth Advisers is an asset-allocation account. Brokerage accounts, in which the investor has the continuing ability to direct transactions in specific securities or funds, are not asset-allocation accounts.

   COLLEGE AND MEDICAL CARE SAVINGS PLANS - many jurisdictions have college savings plans (for example, in the U.S. these plans are referred to as "529"
   plans) or medical savings account plans that provide a tax-advantaged means of investing for future college expenses or paying for medical expenses.
   These plans vary and the features of the specific plan must be analyzed to determine if it qualifies as an automatic investment plan. For example, these plans could qualify as an automatic investment plan if they meet the requirements of an asset-allocation account, bank account draft or a payroll deduction (see above).

                                                                              29

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GLOSSARY DEFINITIONS - CONTINUED
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o  CASHLESS EXERCISE FOR CASH - as part of the Company's employee stock option program, employees can choose to "buy" shares of Company Stock at the exercise price and then immediately sell them at fair market value for cash.
   The employee ends up with cash and does not become a shareholder of Company
   Stock associated with the option exercise.

o  COMPANY - The Bank of New York Mellon Corporation.

o  COMPANY 401(K) PLAN, NON SELF-DIRECTED ACCOUNTS - the portion of the Company
   401(k) balance invested in the Basic Funds and Company Stock.

o  COMPANY 401(K) PLAN, SELF-DIRECTED ACCOUNTS - an account established as part of the Company 401(k) plan that offers employees the opportunity to build and manage their own investment portfolio through the purchase and sale of a broad variety of mutual funds, including both Proprietary and non-Proprietary
   Funds.

o  COMPLIANCE OFFICER - any individual whose primary job duties include responsibility for ensuring that all applicable laws, regulations, policies, procedures, and Code of Conduct and Interpretive Guidance are followed. For purposes of this Policy, the term "compliance officer" and "preclearance compliance officer" are used interchangeably.

o  DIRECT FAMILY RELATION - for purposes of this Policy, this means a member of an employee's immediate family as defined by "indirect ownership, family members" in this Glossary.

o  EMPLOYEE - an individual employed by The Bank of New York Mellon Corporation or its more-than-50%-owned direct or indirect subsidiaries; includes all full-time, part-time, benefited and non-benefited, exempt and non-exempt employees in all world-wide locations; generally, for purposes of the Policy, does not include consultants and contract or temporary employees.

o  ETHICS OFFICE - the group within the Compliance and Ethics Department of the
   Company that is responsible for administering the ethics program at the
   Company.

o EXEMPT SECURITIES - defined as:

     -    direct obligations of the sovereign governments of the United States
          (U.S. employees only), United Kingdom (U.K. employees only) and Japan
          (Japan employees only). Obligations of other instrumentalities of the
          U.S., U.K. and Japanese governments or quasi-government agencies are not exempt.
     -    commercial paper
     -    high-quality, short-term debt instruments having a maturity of less than 366 days at issuance and rated in one of the two highest rating categories by a nationally recognized statistical rating organization or which is unrated but of comparable quality
     -    bankers' acceptances
     -    bank certificates of deposit and time deposits
     -    repurchase agreements
     -    securities issued by open-end investment companies (i.e., mutual funds and variable capital companies) that are NOT Proprietary Funds or exchange-traded funds (ETFs)
     -    shares of money market funds (regardless of affiliation with the
          Company)
     -    fixed annuities (note that variable annuities are NOT exempt)
     -    shares of unit trusts (provided they are invested exclusively in funds that are not Proprietary Funds)
         Note:  The following are NOT Exempt Securities (whether proprietary or not):
          .    shares of hedge funds
          .    shares of closed-end funds
          .    shares of ETFs
          .    shares of funds not registered in the U.S. (for U.S. employees only)

                                                                              30

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GLOSSARY DEFINITIONS - CONTINUED
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o  GENERAL COUNSEL - General Counsel of the Company or any person to whom relevant authority is delegated by the General Counsel.

o  INDEX FUND - an investment company or managed portfolio (including indexed accounts and model-driven accounts) that contain securities of an index in proportions designed to replicate the performance of an independently maintained index or that are based on computer models using prescribed objective criteria to transform an independently maintained index. In order to qualify as an "index fund" for purposes of this policy, the fund must not involve a significant amount of investment discretion by portfolio managers managing the accounts.

o  INDIRECT OWNERSHIP - The securities laws of most jurisdictions attribute ownership of securities to someone in certain circumstances, even though the securities are not held in that person's name. For example, U.S. federal securities laws contain a concept of "beneficial ownership", and U.K.
   securities laws contain a concept of securities held by "associates" (this term includes business or domestic relationships giving rise to a "community of interest"). The definition of "indirect ownership" that follows is used to determine whether securities held other than in your name are subject to the preclearance and other provisions of the Policy. It was designed to be consistent with various securities laws; however, there can be no assurance that attempted adherence to this definition will provide a defense under any particular law. Moreover, a determination of indirect ownership requires a detailed analysis of personal and/or financial circumstances that are subject to change. It is the responsibility of each employee to apply the definition below to his/her own circumstances. If the employee determines that he/she is not an indirect owner of an account and the Ethics Office or Compliance
   Officer becomes aware of the account, the employee will be responsible for justifying his/her determination. Any such determination should be based upon objective evidence (such as written documents), rather than subjective or intangible factors.

   GENERAL STANDARD - generally, you are the indirect owner of securities (and preclearance and other provisions of the Policy will therefore apply to those securities) if, through any contract, arrangement, understanding, relationship or otherwise, you have the opportunity, directly or indirectly, to share at any time in any profit derived from a transaction in them (a
   "pecuniary interest"). The following is guidance on the application of this definition to some common situations.

   FAMILY MEMBERS - you are presumed to be an indirect owner of securities held by members of your immediate family who share the same household with you.
   "Immediate family" means your spouse, your children (including stepchildren, foster children, sons-in-law and daughters-in-law), your grandchildren, your parents (including stepparents, mothers-in-law and fathers-in-law), your grandparents and your siblings (including brothers-in-law, sisters-in-law and step brothers and sisters) and includes adoptive relationships. This presumption of ownership may be rebutted, but it will be difficult to do so if, with respect to the other person, you commingle any assets or share any expenses, you provide or receive any financial support, you influence investment decisions, you include them as a dependent for tax purposes or as a beneficiary under an employee benefit plan, or you are in any way financially codependent. Any attempt to disclaim indirect ownership with respect to family members who share your household must be based upon countervailing facts that you can prove in writing.

   PARTNERSHIPS - if you are a general partner in a general or limited partnership, you are deemed to own your proportionate share of the securities owned by the partnership. Your "proportionate share" is the greater of your share of profits or your share of capital, as evidenced by the partnership agreement. Limited partners are not deemed to be owners of partnership securities absent unusual circumstances, such as influence over investment decisions.

   SHAREHOLDERS OF CORPORATIONS - you are not deemed to own the securities held by a corporation in which you are a shareholder unless you are a controlling shareholder or you have or share investment control over the corporation's portfolio.

                                                                              31

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GLOSSARY DEFINITIONS - CONTINUED
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o  INDIRECT OWNERSHIP - continued

   TRUSTS - generally, parties to a trust will be deemed indirect owners of securities in the trust only if they have both a pecuniary interest in the trust and investment control over the trust. "Investment control" is the power to direct the disposition of the securities in the trust. Specific applications are as follows:

      TRUSTEES: A trustee is deemed to have investment control over the trust unless there are at least three trustees and a majority is required for action. A trustee has a pecuniary interest in the trust if (i) the trustee is also a trust beneficiary, (ii) an immediate family member of the trustee (whether or not they share the same household) is a beneficiary, or (iii) the trustee receives certain types of performance-based fees.

      SETTLORS: If you are the settlor of a trust (that is, the person who puts the assets into the trust), you are an indirect owner of the trust's assets if you have a pecuniary interest in the trust and you have or share investment control over the trust. You are deemed to have a pecuniary interest in the trust if you have the power to revoke the trust without anyone else's consent or if members of your immediate family who share your household are beneficiaries of the trust.

      BENEFICIARIES: If you or a member of your immediate family who shares your household is a beneficiary of a trust, you are deemed to have a pecuniary interest in the trust and will therefore be deemed an indirect owner of the trust's assets if you have or share investment control over the trust.

    REMAINDER INTERESTS - remainder interests are those that do not take effect until after some event that is beyond your control, such as the death of another person. Remainder interests are typically created by wills or trust instruments. You are not deemed to be an indirect owner of securities in which you only have a remainder interest provided you have no power, directly or indirectly, to exercise or share investment control or any other interest.

    DERIVATIVE SECURITIES - you are the indirect owner of any security you have the right to acquire through the exercise or conversion of any option, warrant, convertible security or other derivative security, whether or not presently exercisable.

o  INITIAL PUBLIC OFFERING (IPO) - the first offering of a company's securities to the public through an allocation by the underwriter.

o  INVESTMENT COMPANY - a company that issues securities that represent an undivided interest in the net assets held by the company. Mutual funds are open-end investment companies that issue and sell redeemable securities representing an undivided interest in the net assets of the company.

o  INVESTMENT ETHICS COUNCIL - Council that has oversight responsibility for issues related to personal securities trading and investment activity by
   Access Decision Makers. The Council is composed of investment, legal, risk management, compliance and ethics management representatives of the Company and its affiliates. The members of the Investment Ethics Council are determined by the Chief Compliance & Ethics Officer.

o  MANAGER OF THE ETHICS OFFICE - individual appointed by the Chief Compliance &
   Ethics Officer to manage the Ethics Office.

                                                                              32

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GLOSSARY DEFINITIONS - CONTINUED
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O  MICRO-CAP ADMs - a subset of Access Decision Makers who make recommendations or decisions regarding the purchase or sale of any security of an issuer with a low common equity market capitalization. Market capitalizations thresholds are established within each country where an ADM resides. See further details under "Classification of Employees" in this Policy.

o  MONEY MARKET FUND - a mutual fund that invests in short-term debt instruments. The fund's objective is to earn income for shareholders while maintaining a net asset value of $1 per share.

o  NAKED OPTION - An option position where the buyer or seller has no underlying security position.

o  NON-DISCRETIONARY ACCOUNT - an account for which the employee has no direct or indirect control over the investment decision making process.
   Non-discretionary accounts may be exempted from preclearance and reporting procedures only if the Ethics Office, after a thorough review, is satisfied that the account is truly non-discretionary to the employee (that is, the employee has given total investment discretion to an investment manager and retains no ability to influence specific trades). Standard broker accounts generally are not deemed to be non-discretionary to the employee, even if the broker is given some discretion to make investment decisions.

o  OPERATING COMMITTEE - the Operating Committee of The Bank of New York Mellon
   Corporation.

o  OPTION - a security which gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. For purposes of compliance with the Policy, any Company employee who buys/sells an option, is deemed to have purchased/sold the underlying security when the option was purchased/sold. Four combinations are possible as described below.

   CALL OPTIONS

-      If an employee buys a call option, the employee is considered to have purchased the underlying security on the date the option was purchased.
-      If an employee sells a call option, the employee is considered to have sold the underlying security on the date the option was sold.

   PUT OPTIONS

-      If an employee buys a put option, the employee is considered to have sold the underlying security on the date the option was purchased.
-      If an employee sells a put option, the employee is considered to have bought the underlying security on the date the option was sold.

       Below is a table illustrating the above:

                        Transaction Type

           Option Type  Buy                       Sale

           Put          Sale of Underlying        Purchase of Underlying Security
                         Security

           Call         Purchase of Underlying    Sale of Underlying Security
                         Security

o  PRECLEARANCE COMPLIANCE OFFICER - a person designated by the Ethics Office and/or the Investment Ethics Council to administer, among other things, employees' preclearance requests for a specific business unit (for purposes of this Policy, the term "compliance officer" and "preclearance compliance officer" are used interchangeably).

o  PRIVATE PLACEMENT - an offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the U.S. and the Listing Rules in the U.K.. Such offerings are exempt from registration because they do not constitute a public offering. Private placements can include limited partnerships. Private placements include certain co-operative investments in real estate, co-mingled investment vehicles such as hedge funds, and investments in privately-held and family owned businesses. For the purpose of the Policy, time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

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GLOSSARY DEFINITIONS - CONTINUED
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o  PROPRIETARY FUND - An investment company or collective fund for which a
   Company subsidiary serves as an investment adviser, sub-adviser or principal underwriter. From time-to-time, the Company will publish a list of the
   Proprietary Funds. Employees should rely on the latest version of this list rather than attempt to determine for themselves the identity of the
   Proprietary Funds.

o  SECURITY - any investment that represents an ownership stake or debt stake in a company, partnership, governmental unit, business or other enterprise. It includes stocks, bonds, notes, evidences of indebtedness, certificates of participation in any profit-sharing agreement, collateral trust certificates and certificates of deposit for securities. It also includes many types of puts, calls, straddles and options on any security or group of securities;
   fractional undivided interests in oil, gas, or other mineral rights; and
   investment contracts, variable life insurance policies and variable annuities whose cash values or benefits are tied to the performance of an investment account. It does not include currencies. Unless expressly exempt, all securities transactions are covered under the provisions of the Policy (see definition of Exempt Securities).

o  SECURITIES FIREWALL - procedures designed to restrict the flow of information within the Company from units or individuals who are likely to receive material nonpublic information to units or individuals who trade in securities or provide investment advice.

o  SHORT SALE - the sale of a security that is not owned by the seller at the time of the trade.

o  TENDER OFFER - an offer to purchase some or all shareholders' shares in a corporation. The price offered is usually at a premium to the market price.